SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934
                            (Amendment No. )

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box: [ ] Preliminary Proxy Statement [ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sect. 240.14a-11(c) or Sect.
    240.14a-12
                        FRANKLIN RESOURCES, INC.
            (Name of Registrant as Specified In Its Charter)
 .................................................................
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules
    14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction
       applies:
          ..............................................................
    2) Aggregate number of securities to which transaction
       applies:
          ..............................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          ..............................................................
    4) Proposed maximum aggregate value of transaction:
          ..............................................................
    5) Total fee paid:
          ..............................................................
[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by
    Exchange Act Rule 0-11(a)(2) and identify the filing for
    which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
    .................................................
    2) Form, Schedule or Registration Statement No.:
    .................................................
    3) Filing Party:
    .................................................
    4) Date Filed:
    .................................................

                        FRANKLIN RESOURCES, INC.

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          ON JANUARY 20, 1998


To the Stockholders of Franklin Resources, Inc.:

   Notice is hereby given that the Annual Meeting of Stockholders of FRANKLIN RESOURCES, INC. (the "Company") will be held at 9:30 A.M., Pacific Standard Time, on January 20, 1998 at the offices of the Company, 777 Mariners Island Boulevard, San Mateo, California 94404 U.S.A. At this meeting, the stockholders of the Company will consider and vote on:

   1. The election of nine (9) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify.

   2. The ratification of the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year ending September 30, 1998.

   3. The adoption of an Employee Stock Investment Plan for the purchase of Common Stock of the Company by employees of the Company.

   4. The transaction of such other business as properly may come before the Meeting or any adjournments or postponements thereof.

   Stockholders of record at the close of business on December 11, 1997 are entitled to notice of, and to vote on, all matters presented at the meeting and at any adjournments or postponements thereof. Each holder of shares of the Company's Common Stock is entitled to one (1) vote for each share of Common Stock held on the record date.

                                   By Order of the Board of Directors


                                   Harmon E. Burns

                                   Secretary


December 19, 1997
San Mateo, California, U.S.A.

  IF YOU DO NOT EXPECT TO BE PRESENT PERSONALLY AT THE MEETING, PLEASE EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
                               ENVELOPE.

                            PROXY STATEMENT


                        FRANKLIN RESOURCES, INC.

                     777 Mariners Island Boulevard

                  San Mateo, California 94404, U.S.A.

   This Proxy Statement and the accompanying Notice of Annual Meeting are furnished in connection with the solicitation by the Board of Directors of Franklin Resources, Inc., a Delaware corporation (the "Company"), of the accompanying proxy, to be voted at the Annual Meeting of Stockholders to be held at the offices of the Company, 777 Mariners Island Boulevard, San Mateo, California U.S.A., on January 20, 1998, at 9:30 A.M. Pacific Standard Time and at any and all adjournments or postponements thereof. A proxy may be revoked by a stockholder prior to its exercise in any of three ways: by written notice to the Secretary of the Company; by submission of another proxy bearing a later date; or by voting in person at the Annual Meeting. Revocation by notice to the Secretary of the Company or by submission of a later proxy will not affect a vote on any matter which is taken prior to the receipt of the notice or later proxy by the Company. The mere presence at the Annual Meeting of the stockholder appointing the proxy will not revoke the appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the stockholder or, if no instructions are indicated, will be voted FOR the slate of directors described herein, FOR ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent accountants and FOR the adoption of the Employee Stock Investment Plan. These proxy materials are being mailed on or about December 19, 1997 to stockholders of record of the Company's $0.10 par value Common Stock on December 11, 1997 (the "Record Date").

   This solicitation is being made by the Company. All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may also be solicited personally by officers, directors and other employees of the Company by telephone, electronic mail or fax without additional compensation. The Company will also use a service agent to request brokerage houses, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of the shares held of record by such persons and will reimburse such persons, the Company's transfer agent, and the service agent for their reasonable out-of-pocket expenses in forwarding such materials. The Company's transfer agent and the service agent are paid for their services pursuant to a standard fee schedule.

   The Company's Annual Report for its fiscal year ended September 30, 1997, including financial statements, has been sent or is being sent together with this Proxy Statement to all stockholders as of the Record Date for the Annual Meeting. Such financial statements and the Annual Report do not form any part of this proxy soliciting material.







                           VOTING SECURITIES

   Stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Each holder of shares of the Company's $0.10 par value Common Stock (the "Common Stock") is entitled to one (1) vote for each share of Common Stock held on the Record Date.

   On December 1, 1997, 126,026,610 shares of Common Stock were outstanding. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares will constitute a quorum. All share information described herein reflects a three-for-two stock split of the Common Stock that was paid on January 15, 1997.

   Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors. The affirmative vote of a majority of shares of Common Stock represented at the Annual Meeting and entitled to vote on each matter is required for the ratification of the appointment of Coopers & Lybrand L.L.P. An abstention with respect to the ratification of the appointment of Coopers & Lybrand L.L.P. will be counted as present for purposes of determining the existence of a quorum and will have the practical effect of a negative vote as to that proposal. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote on each matter is required for the approval of the Employee Stock Investment Plan. The New York Stock Exchange determines whether brokers that do not receive instructions from beneficial owners will be entitled to vote on the proposals contained in this Proxy Statement. In the event of a broker non-vote with respect to any issue coming before the Annual Meeting, such shares will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed as present and entitled to vote as to that issue for the purpose of determining the total number of shares of which a majority is required for adoption.

   The following persons are known by the Company as of December 1, 1997 to be beneficial owners of more than five percent (5%) of its total outstanding Common
Stock:

   Name and Address of       Amount and Nature of        Percent of
   Beneficial Owner(a)       Beneficial Ownership   Voting Securities(e)

Charles B. Johnson              24,005,311(b)               19.1%
Rupert H. Johnson, Jr.          19,136,575(c)               15.2%
R. Martin Wiskemann             11,763,166(d)                9.3%

   (a) The addresses of Messrs.  C. B. Johnson,  R. H. Johnson,  Jr. and
R. M. Wiskemann is: c/o Franklin Resources, Inc., 777 Mariners Island Boulevard, San Mateo, CA 94404 U.S.A.

   (b) Includes 21,502,615 shares held directly and 2,106,837 shares held in an IRA account for which Mr. C. B. Johnson holds sole voting and investment power. Also includes 3,726 shares which represent a pro-rata number of shares equivalent to Mr. Johnson's percentage of ownership of the holdings of the Franklin Resources, Inc. Profit Sharing Plan (the "Profit Sharing Plan") as of September 30, 1997. Mr. Johnson disclaims any beneficial ownership of such shares. Also includes 392,133 shares of which Mr. C. B. Johnson disclaims beneficial ownership, held by a private foundation of which Mr. C. B. Johnson is a trustee. Does not include 1,590 not yet issued restricted shares granted under the Company's Universal Stock Plan (the "Stock Plan") as of October 1, 1997 and pursuant to the Company's Annual Incentive Compensation Plan (the "Incentive Plan") as described in the Summary Compensation Table below. Upon issuance, Mr. C. B. Johnson is entitled to receive dividends and vote such 1,590 restricted shares; however, such shares are still subject to vesting requirements.

   (c) Includes 17,867,203 shares held directly and 1,102,622 shares held in an IRA account for which Mr. R. H. Johnson, Jr. holds sole voting and investment power. Also includes a total of 12,034 shares of unvested restricted stock granted in 1995 and 1996 under the Stock Plan and pursuant to the Incentive Plan which may be voted by Mr. Johnson. Also includes 3,113 shares which represent a pro-rata number of shares equivalent to Mr. Johnson's percentage of ownership of the holdings of the Profit Sharing Plan as of September 30, 1997. Mr. Johnson disclaims any beneficial ownership of such shares. Also includes 149,917 shares of which Mr. R. H. Johnson, Jr. disclaims beneficial ownership, held by a private foundation of which Mr. R. H. Johnson, Jr. is a trustee. Also includes 1,686 shares held by a member of Mr. R. H. Johnson, Jr.'s immediate family, of which Mr. R. H. Johnson, Jr. disclaims beneficial ownership. Does not include 8,905 not yet issued restricted shares, granted under the Stock Plan as of October 1, 1997 and pursuant to the Incentive Plan as described in the Summary Compensation Table below. Upon issuance, Mr. R. H. Johnson, Jr. is entitled to receive dividends and vote such 8,905 restricted shares; however, such shares are still subject to vesting requirements.

   (d) Includes 11,176,838 shares held directly and 552,840 shares held in an IRA account for which Mr. Wiskemann holds sole voting and investment power. Also includes 33,448 shares of which Mr. Wiskemann disclaims beneficial ownership, held by a private foundation of which Mr. Wiskemann is a trustee.

   (e) Percentages are calculated based upon 126,026,610 shares issued and outstanding on December 1, 1997 and do not include any restricted shares not yet issued as of December 1, 1997 under incentive compensation arrangements described above and in the Summary Compensation Table below.

                    SECURITY OWNERSHIP OF MANAGEMENT

   The following information with respect to the outstanding shares of Common Stock beneficially owned by each director, each executive officer named in the Summary Compensation Table, each nominee for director and all directors, nominees and executive officers as a group, is furnished as of December 1, 1997:

                                    Amount and
                                     Nature of
                              Beneficial Ownership(a)  Percent of Class(a)
            Name

Harmon E. Burns                     1,572,626(b)            1.3%
Martin L. Flanagan                    293,767(c)             - %(i)
F. Warren Hellman                      82,459(d)             - %(i)
Charles B. Johnson                 24,005,311(e)           19.1%
Charles E. Johnson                    375,389(f)             - %(i)
Rupert H. Johnson, Jr.             19,136,575(g)           15.2%
Harry O. Kline                              0                - %(i)
James A. McCarthy                       1,500                - %(i)
Peter M. Sacerdote                      7,500                - %(i)
Louis E. Woodworth                  1,057,464(h)             - %(i)
Directors and Executive
Officers as a Group
(consisting of 19 persons)         47,249,571             37.49%(a)

   (a) Does not include an aggregate of 66,999 not yet issued restricted shares, granted as of October 1, 1997 to the executive officers of the Company under the Stock Plan and pursuant to the Incentive Plan. Upon issuance, all restricted stockholders have the right to vote and receive dividends on all restricted shares. Does not include beneficial ownership of 11,763,166 shares by R. Martin Wiskemann, a principal stockholder of the Company (but not an executive officer) and a director and officer of certain subsidiaries of the Company.

   (b) Includes 1,133,856 shares held directly and 375,000 shares held in an IRA account for which Mr. Burns holds sole voting and investment power. Also includes a total of 12,024 shares of unvested restricted stock granted in 1995 and 1996 under the Stock Plan. Also includes 48,999 shares of which Mr. Burns disclaims beneficial ownership, held by a private foundation of which Mr. Burns is a trustee. Also includes 2,747 shares which represent a pro-rata number of shares equivalent to Mr. Burns' percentage of ownership of the holdings of the Profit Sharing Plan, as of September 30, 1997. Mr. Burns disclaims any beneficial ownership of such shares. Does not include 8,905 not yet issued restricted shares granted under the Stock Plan as of October 1, 1997 and pursuant to the Incentive Plan as described in the Summary Compensation Table below.

   (c) Includes 277,785 shares held directly for which Mr. Flanagan holds sole voting and investment power. Also includes a total of 16,151 shares of restricted stock granted in 1995 and 1996 under the Stock Plan. Also includes 231 shares which represent a pro-rata number of shares equivalent to Mr. Flanagan's percentage of ownership of the holdings of the Profit Sharing Plan, as of September 30, 1997. Mr. Flanagan disclaims any beneficial ownership of such shares. Does not include 10,103 not yet issued restricted shares granted under the Stock Plan as of October 1, 1997 and pursuant to the Incentive Plan as described in the Summary Compensation Table below.

   (d) Includes 76,545 shares held by a limited partnership, of which Mr. Hellman disclaims beneficial ownership, and 5,914 shares held in a revocable trust.

   (e) See footnote (b) under "Voting Securities".

   (f) Includes 358,815 shares not subject to vesting limitations for which Mr. C. E. Johnson holds sole voting and investment power. Also includes a total of 16,151 shares of restricted stock granted in 1995 and 1996 under the Stock Plan. Also includes 423 shares held by a member of Mr. C. E. Johnson's immediate family, of which Mr. C. E. Johnson disclaims beneficial ownership. Does not include 10,103 not yet issued restricted shares granted under the Stock Plan as of October 1, 1997 and pursuant to the Incentive Plan as described in the Summary Compensation Table below.

   (g) See footnote (c) under "Voting Securities".

   (h) Includes 553,420 shares held directly and 391,544 shares held in an IRA account for which Mr. Woodworth holds sole voting and investment power. Also includes 112,500 shares held by a member of Mr. Woodworth's immediate family, of which he disclaims beneficial ownership.

   (i) Represents less than 1% of class.


                   PROPOSAL 1: ELECTION OF DIRECTORS

   The following nine (9) persons have been nominated for election as directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Unless authority to do so is withheld, the persons named as proxies intend to vote in favor of the election of said nominees. The voting requirements for approval of this proposal are more particularly described under "Voting Securities" elsewhere herein. The information below is given as of December 1, 1997.

                                                                  Director
                                 Principal Occupation During        Since
      Name                Age    Last Five Years

Charles B. Johnson         64  President, Chief Executive Officer   1969
                               and Director of the Company;
                               Chairman and Director, Franklin
                               Advisers, Inc. and
                               Franklin/Templeton Distributors,
                               Inc.; Director, Templeton
                               Worldwide, Inc., Franklin Bank,
                               Franklin/Templeton Investor
                               Services, Inc., Franklin Mutual
                               Advisers, Inc. and General Host
                               Corporation; officer and/or
                               director, as the case may be, of
                               most other principal domestic
                               subsidiaries of the Company;
                               officer and/or director or trustee,
                               as the case may be, of 54 of the
                               investment companies in the
                               Franklin Templeton Group of Funds.

Rupert H. Johnson, Jr.     57  Executive Vice President and         1969
                               Director of the Company; Director
                               and President, Franklin Advisers,
                               Inc.; Director and Executive Vice
                               President, Franklin/Templeton
                               Distributors, Inc.; Director,
                               Franklin/Templeton Investor
                               Services, Inc., Templeton
                               Worldwide, Inc., Franklin Bank and
                               Franklin Mutual Advisers, Inc.;
                               officer and/or director or trustee,
                               as the case may be, of most other
                               principal domestic subsidiaries of
                               the Company; and of 58 of the
                               investment companies in the
                               Franklin Templeton Group of Funds.

Louis E. Woodworth         64  Private investor. President, Alpine  1981
                               Corp. (private investments).

Harry O. Kline             70  Vice President and Registration      1990
                               Sales Manager of Franklin/Templeton
                               Distributors, Inc. from 1980 until
                               becoming Director in 1990. Over 45
                               years experience in the mutual fund
                               industry.

Harmon E. Burns            52  Executive Vice President, Director   1991
                               and Secretary of the Company;
                               Executive Vice President and
                               Director of Franklin/Templeton
                               Distributors, Inc., and Franklin
                               Templeton Services, Inc.; Executive
                               Vice President of Franklin
                               Advisers, Inc.; Director, Templeton
                               Worldwide, Inc., Franklin/Templeton
                               Investor Services, Inc., and
                               Franklin Mutual Advisers, Inc.;
                               officer and/or director, as the
                               case may be, of most other
                               principal domestic subsidiaries of
                               the Company; officer and/or
                               director or trustee, as the case
                               may be, of 58 of the investment
                               companies in the Franklin Templeton
                               Group of Funds.

F. Warren Hellman          63  Partner, Hellman & Friedman          1992
                               (private equity investments);
                               Director and General Partner,
                               Matrix Partners; Director, APL,
                               Ltd., Levi Strauss & Co., Il
                               Fornaio (America) Corporation and
                               MobileMedia Corp.

Peter M. Sacerdote         60  Limited Partner and Chairman of the  1993
                               Investment Committee of the Goldman
                               Sachs Group, L.P. (investment
                               banking) and G.S. Capital Partner,
                               L.P. (merchant banking fund).
                               Director, Qualcomm, Inc. and AMF
                               Bowling, Inc.  Formerly, General
                               Partner of Goldman Sachs Group,
                               L.P.

Charles E. Johnson         41  Senior Vice President and Director   1993
                               of the Company; President and
                               Director, Templeton Worldwide, Inc.
                               and Franklin Mutual Advisers, Inc.;
                               President, CEO and Director,
                               Franklin Institutional Services
                               Corporation; Senior Vice President,
                               Franklin/Templeton Distributors
                               Inc.; Chairman,  Director, Franklin
                               Agency, Inc.; Vice President,
                               Franklin Advisers, Inc.; Chairman
                               and Director, Templeton Investment
                               Counsel, Inc.;  officer and/or
                               director, as the case may be, of
                               other domestic and international
                               subsidiaries of the Company;
                               officer and/or director or trustee,
                               as the case may be, of 36 of the
                               investment companies in the
                               Franklin Templeton Group of Funds.

James A. McCarthy          62  Private investor.  From 1993-95,     1997
                               Chairman of Merrill Lynch & Co.
                               ("Merrill") Investor Client
                               Coverage Groups; formerly, Senior
                               Vice President of Merrill and
                               Director, Global Institutional
                               Sales. Total of 33 years experience
                               with Merrill.

   Franklin Advisers, Inc., Franklin/Templeton Distributors, Inc., Franklin Bank, Franklin Agency, Inc., Franklin Institutional Services Corporation, Franklin/Templeton Investor Services, Inc., Franklin Mutual Advisers, Inc. and Templeton Worldwide, Inc. are all wholly-owned subsidiaries of the Company.

   Mr. Hellman is a principal in Hellman & Friedman ("H & F"). In connection with the Company's 1992 acquisition (the "Templeton Acquisition") of the assets of Templeton, Galbraith & Hansberger, Ltd. ("Templeton"), Hellman & Friedman Capital Partners II, L.P., an affiliate of H & F, received the right to nominate Mr. Hellman for election as a member of the Board of Directors. The Company has agreed, to the extent permitted by law, to use its best efforts to cause Mr. Hellman to become nominated and to vote all shares for which the Company's management holds proxies or is otherwise entitled to vote in favor of the election of Mr. Hellman. This obligation remains in effect for so long as the entities affiliated with H & F own Common Stock with a value of $50,000,000, which they presently do.

   Charles B. Johnson and Rupert H. Johnson, Jr. are brothers. Peter M. Sacerdote is a brother-in-law of Charles B. Johnson and Rupert H. Johnson, Jr. Charles E. Johnson is the son of Charles B. Johnson and the nephew of Rupert H. Johnson, Jr. and Peter M. Sacerdote.

   During the fiscal year ended September 30, 1997, directors who are not officers of the Company received a standard fee of $7,500 per quarter, plus $3,000 per meeting attended. An additional fee of $1,500 per Committee meeting attended is paid to directors who serve on committees of the Board. Directors and Directors Emeritus (as hereinafter defined) of the Company who are retired from other employment and not otherwise eligible for group health coverage under the group health plan of the Company or any other corporation by whom they are or were employed, are entitled to receive reimbursement by the Company of the cost of health insurance coverage comparable to that provided to employees of the Company. During the fiscal year ended September 30, 1997, Judson R. Grosvenor, then a director, and Louis E. Woodworth, a director, were reimbursed $1,132 and $2,594 respectively, for such expenses.

   The Company has established a policy permitting the deferral of payment of directors' fees and treatment of such deferral amounts as hypothetical investments in the Common Stock of the Company on the dates such fees would otherwise be payable to a director. Such deferral may be terminated by either the Company or a director upon ninety (90) days notice. Upon termination of such deferral, the Company is obligated to pay a director an amount equal to such hypothetical investment in the Company's Common Stock, including reinvestment of dividends, based upon the closing price of such stock on the New York Stock Exchange Composite Tape (the "NYSE") on the date of such termination. During the 1997 fiscal year, Louis E. Woodworth elected to defer directors' fees. As of September 30, 1997, the amount accrued for Mr. Woodworth's benefit pursuant to such deferral policy based upon the 1997 Price (as hereinafter defined) of the Company's Common Stock was $385,521.53.

   The Board of Directors has also adopted a policy whereby, upon reaching the age of 75, directors who are not also officers or employees of the Company will retire and not stand for re-election and will become eligible to serve as a Director Emeritus, without voting authority. Each Director Emeritus presently will receive such compensation and benefits from the Company as is established by the Board of Directors and will be available to provide such services to the Board of Directors as may be mutually determined. Each Director Emeritus receives compensation equal to the compensation paid to a director who attends each meeting of the Board. Pursuant to this policy, Judson R. Grosvenor retired as a director on January 23, 1997. Since that time Mr. Grosvenor has served as a Director Emeritus and has received such compensation and benefits, in addition to the reimbursement received during his term as a director disclosed above.

Section 16(a) Beneficial Ownership Reporting Compliance

   During the fiscal year ended September 30, 1997, the following persons inadvertently failed to file transaction reports in a timely manner in accordance with Section 16 of the Securities Exchange Act of 1934 with respect to the following transactions: Jennifer J. Bolt, a Vice President, a Form 5 reporting the sale of 546 shares by a family member during June 1995, for which Ms. Bolt disclaims beneficial ownership, the acquisition by gift of 2,790 shares (558 of which were gifted to Ms. Bolt and 2,232 of which were gifted to family members and for which Ms. Bolt disclaims beneficial ownership), during July 1996, a Form 4 reporting the sale of 1,509 shares in October 1996, and a Form 4 reporting a sale of 225 shares in August 1996 by a family member for which Ms. Bolt disclaims beneficial ownership; Charles E. Johnson, a director and Senior Vice President, a Form 5 reporting the acquisition of 558 shares by gift in July 1996 and the sale of 2,802 shares in October 1996; Gregory E. Johnson, a Vice President, a Form 5 reporting the acquisition by gift of 2,232 shares (558 of which were gifted to Mr. Johnson and 1,674 of which were gifted to family members and for which Mr. Johnson disclaims beneficial ownership), in July 1996, a Form 4 reporting the sale of 1,603 shares in October 1996, and a Form 4 reporting the sale of 265 shares in October 1996 by a family member for which Mr. Johnson disclaims beneficial ownership; and Kenneth A. Lewis, a Vice President, a Form 4 reporting the sale of 531 shares in October 1996.

Board and Committee Meetings

   The Board of Directors held five (5) meetings (exclusive of committee meetings) during the fiscal year ended September 30, 1997. With the exception of
F. Warren Hellman, each director attended at least seventy-five percent (75%) of the aggregate of the total number of Board meetings and the total number for committee meetings of committees of which such director is a member held during such period. The Board of Directors has established an Audit Committee and a Compensation Committee. The Board does not have a nominating committee.

   The Audit Committee of the Board of Directors consisted of Mr. Woodworth (Chairman) and Messrs. Grosvenor (until January 23, 1997) and Kline. Upon Mr. Grosvenor's retirement from the Board, Mr. James McCarthy was elected as a director and subsequently as a member of the Audit Committee. Each of Messrs. Woodworth, Grosvenor, Kline and McCarthy is a director or Director Emeritus who is not employed by the Company. The Audit Committee reviews the Company's internal accounting controls and helps to ensure the integrity of the Company's financial statements. The Committee meets with the Company's independent accountants and reviews the scope of their audit, report and recommendations. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent accountants. The Committee met two (2) times during the fiscal year.

   The Compensation Committee of the Board of Directors consists of Mr. Hellman (Chairman) and Messrs. Sacerdote and Woodworth. The Compensation Committee was established to review and set the compensation of the Chief Executive Officer, to determine the general policies and guidelines pursuant to which the compensation of the other executive officers is made and to perform other duties as assigned from time to time by the Board. The Compensation Committee also administers the Incentive Plan and the Stock Plan. The Compensation Committee met four (4) times during the fiscal year.


                         EXECUTIVE COMPENSATION

                     COMPENSATION COMMITTEE REPORT

   The Company's compensation program for executive officers (including the Chief Executive Officer) consists primarily of salary and annual incentive bonuses based upon individual and Company performance. A portion of the bonuses may be paid in the form of shares of restricted stock which are vested over a several year period. For fiscal 1997, such shares were granted with vesting in equal installments over a three (3) year period.

   Executive officers also participate in a combined profit sharing and 401(k) plan (the "Profit Sharing Plan") and are entitled to receive medical, life and disability insurance coverage and other corporate benefits generally available to most employees of the Company. Contributions to the Company's Profit Sharing Plan are determined by the Board, which takes into consideration the profitability of the Company.

   In January 1997, the salary of the Chief Executive Officer, Mr. Charles B. Johnson, was increased by five percent (5%). The Committee has determined that Mr. C. B. Johnson will continue to participate in the Incentive Plan. Bonuses paid to Mr. C. B. Johnson under this plan depend upon both Company performance and Mr. C. B. Johnson's performance as determined annually by the Compensation Committee. The Compensation Committee has also taken into account Mr. Johnson's position as a principal stockholder of the Company in determining his compensation and in the award of a bonus to him primarily in cash.

   The salaries of the two executive vice presidents, Rupert H. Johnson, Jr., and Harmon E. Burns were determined by the Chief Executive Officer in consultation with such individuals. Such salaries were increased five percent (5%) effective January 1, 1997. The salary of Martin L. Flanagan, the Chief Financial Officer, was determined by the Chief Executive Officer and was increased five percent (5%) in January 1997. Effective January 1, 1997, the salary of Charles E. Johnson was increased by five percent (5%) and was determined by the Chief Executive Officer in consultation with the Committee.

   Bonus payments to executive officers, including the Chief Executive Officer, are determined by the Compensation Committee under the Incentive Plan. As a general matter, the size of the pool available for such bonus payments is a percentage of pre-tax operating income of the Company, which consists of net operating income, exclusive of passive income and calculated before interest, taxes, and extraordinary items and after accrual of awards under the Incentive Plan. In determining the percentage, the Compensation Committee considers a variety of factors including the performance of the Company's stock as compared to the indices set forth in the performance graph included in this Proxy Statement; the increase in book value of the Company's Common Stock; the more than 342% increase of the Company's net income from the fiscal year ended September 30, 1991 to the fiscal year ended September 30, 1997; the approximate 731% increase in the market capitalization of the Company from fiscal 1991 to fiscal 1997; and the general stability of the Company's profit margin since the Templeton Acquisition and acquisition of the assets of Heine Securities Corporation in November 1996 (the "Mutual Series Acquisition"). The Committee considered a number of factors, but no specific weighting was given to any particular factor in determining the percentage for the pool. The Compensation Committee also considered the continuing changes in the Company's financial and business structure as a result of the Templeton and Mutual Series Acquisitions and the successful management of such changes.

   In its review of compensation, and, in particular, in determining the amount and form of actual awards under the Incentive Plan for the Chief Executive Officer and the other executive officers, the Compensation Committee considered amounts paid to executive officers in prior years as salary, bonus and other compensation, the Company's overall performance during the prior five (5) year period, and its future objectives and challenges. Although the Committee considered a number of different individual and Company performance factors, no specific weighting was given to any such factor.

   The Compensation Committee believes that the opportunity to earn awards under the Incentive Plan motivates executive officers to achieve results. Moreover, the payment of incentive compensation in the form of stock of the Company aligns the interests of the management of the Company with those of its stockholders and further encourages them to focus on the long range growth and development of the Company.

   Section 162(m) of the Internal Revenue Code, which limits the deductibility by the Company of certain executive compensation for federal income tax purposes, applied for the first time to the Company in the fiscal year ended September 30, 1995. The Committee recognized the potential effects of Section 162(m) on the Company in determining incentive compensation awards for the year ended September 30, 1997, but believed that the compensation awards granted for such fiscal year were commensurate with the performance of the covered employees and were necessary and appropriate to meet competitive requirements even if such compensation exceeded the deductibility limits of Section 162(m).



                             Respectfully Submitted:

                             Compensation Committee
                             F. Warren Hellman, Chairman
                             Peter M. Sacerdote
                             Louis E. Woodworth


Compensation Committee Interlocks and Insider Participation

   During the fiscal year ended September 30, 1997, Goldman Sachs & Co., the parent company of which Mr. Sacerdote is a limited partner ("Goldman"), served as an agent for the sale of notes under the Company's medium-term note and commercial paper programs and received payments in connection with the sale of such commercial paper. From time to time, Goldman has also performed other services for the Company. Fees paid to such investment banking firm did not exceed five percent (5%) of such firm's consolidated gross revenues for such firm's last full completed fiscal year.

   As set forth in more detail under "Certain Relationships and Related Transactions", the Company entered into a transaction on December 13, 1996 with entities affiliated with Mr. F. Warren Hellman.

Employment Contracts

   Mr. Charles B. Johnson has an employment contract with the Company pursuant to which the Company is obligated, in the event of Mr. Johnson's death or permanent disability, to pay one year's salary. Under the contract, Mr. Johnson is employed as the President and Chief Executive Officer at a salary determined from time to time by the Board of Directors, which has assigned the review of Mr. Johnson's compensation arrangements to the Compensation Committee.





                    COMPENSATION TABLES AND OTHER INFORMATION

                           SUMMARY COMPENSATION TABLE

                                                                Long-Term
                     Annual Compensation                       Compensation
                                                                Restricted
Name and Principal                                                Stock         All Other
Position                   Year   Salary         Bonus           Awards(f)     Compensation

Charles B. Johnson,        1997  $571,922      $  460,000     $  149,977(c)  $ 75,943(a)
 President, Chief          1996  $544,688      $  400,000                    $ 21,059(b)
 Executive Officer         1995  $518,750      $  260,000                    $ 19,714(b)


Rupert H. Johnson, Jr.,    1997  $514,730      $  460,000     $  839,964(c)  $ 20,292(b)
 Executive Vice            1996  $490,219      $  400,000     $  599,997(d)  $ 21,059(b)
 President                 1995  $466,875      $  226,000     $  338,997(e)  $ 19,714(b)


Harmon E. Burns,           1997  $514,730      $  460,000     $  839,964(c)  $ 21,292(b)
 Executive Vice            1996  $490,219      $  400,000     $  599,997(d)  $ 22,059(b)
 President                 1995  $466,875      $  225,200     $  337,811(e)  $ 19,714(b)


Martin L. Flanagan,        1997  $743,499      $  552,000     $  952,965(c)  $ 20,292(b)
 Senior Vice President,    1996  $716,625      $1,480,000     $  719,983(d)  $ 21,059(b)
 Chief Financial Officer   1995  $682,500      $  400,000     $  599,989(e)  $ 19,714(b)


Charles E. Johnson,        1997  $743,499      $  552,000     $  952,965(c)  $ 21,292(b)
 Senior Vice President     1996  $686,094      $  480,000     $  719,983(d)  $ 21,547(b)
                           1995  $549,375      $  400,000     $2,499,989(e)  $ 22,500(b)





     (a) Includes $20,292 of Company contributions to the Profit Sharing Plan for Mr. C. B. Johnson for the fiscal year ended September 30, 1997. Also includes $48,159 representing personal use of Company aircraft by Mr. C. B. Johnson valued using the Standard Industry Fare formula provided for by Internal Revenue Code regulations.

     (b) Represents Company  contributions to the Profit Sharing Plan for Mr. C.
B. Johnson for 1995 and 1996, and for Mr. R. H. Johnson, Jr., Mr. H. E. Burns and Mr. M. L. Flanagan for 1995, 1996 and 1997. For Mr. C. E. Johnson, represents Company contributions to the Company's Profit Sharing Plan for 1997, a combination of contributions to a profit sharing plan of a subsidiary (the "Subsidiary Plan") and the Profit Sharing Plan for 1996, and for 1995 represents contributions to the Subsidiary Plan.

     (c) Represents the value of shares of to-be-issued restricted stock of the Company granted as of October 1, 1997 by the Compensation Committee for the fiscal year ended September 30, 1997 in the following amounts: Mr. R. H. Johnson, Jr., 8,905; Mr. H. E. Burns, 8,905; Mr. M. L. Flanagan, 10,103; and Mr.
C. E. Johnson, 10,103. Such shares vest in approximately equal one-third (1/3) increments on September 30, 1998, September 30, 1999 and September 29, 2000. Such shares were granted at a grant price of $94.3250, representing the average of the closing price of the Company's Common Stock on the NYSE on September 30, 1997 and the five (5) trading days before and after such date.

     (d) Represents the value of shares of restricted stock vested or vesting in approximately equal installments on each of September 30, 1997, September 30, 1998, and September 30, 1999, granted by the Compensation Committee as of October 1, 1996 in the following amounts: Mr. R. H. Johnson, Jr., 13,547; Mr. H.
E. Burns, 13,547; Mr. M. L. Flanagan, 16,256; and Mr. C. E. Johnson, 16,256. Such shares vest in approximately equal one-third (1/3) increments on September 30, 1997, September 30, 1998 and September 30, 1999. Such shares were granted at a grant price of $44.2917 representing the average of the closing price of the Company's Common Stock on the NYSE on September 30, 1996 and the five (5) trading days before and after such date.

     (e) Represents the value of shares of restricted stock vested or vesting in approximately equal installments on each of September 30, 1996, September 30, 1997, and September 30, 1998, granted by the Compensation Committee as of October 1, 1995 in the following amounts: Mr. R. H. Johnson, Jr., 9,009; Mr. H.
E. Burns, 8,978; Mr. M. L. Flanagan, 15,945; and Mr. C. E. Johnson, 15,945. Such shares were granted at a grant price of $37.6287, representing the average of the closing price on the NYSE on September 29, 1995 and the five (5) trading days before and after such date. For Mr. C. E. Johnson, also represents the value of a grant of 75,000 shares of Company stock on March 22, 1995 at $25.3334 per share, representing the average of the closing price of the Company's Common Stock on the NYSE on September 30, 1995 and the five (5) trading days before and after such date.

     (f) Upon issuance, restricted shares have the same rights as other shares of the Company's Common Stock. Based upon the closing price on the NYSE on September 30, 1997 of $93.125 (the "1997 Price"), the value of the issued and to-be-issued unvested restricted stock holdings of the persons listed in the Summary Compensation Table were as follows: Mr. C. B. Johnson, $148,068.75; Mr.
R. H. Johnson, Jr.,  $1,949,944.38;  Mr. H. E. Burns,  $1,949,013.13;  Mr. M. L.
Flanagan, $2,444,903.75; and Mr. C. E. Johnson, $2,444,903.75.




                                PERFORMANCE GRAPH

     The following performance graph compares the performance of an investment in the Company's Common Stock for the last five (5) fiscal years to that of the Standard & Poor's 500 Composite Stock Price Index ("R") and to the Standard & Poor's MidCap 400 Index ("R"). The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on September 30, 1992 and that all dividends were reinvested. Many companies with principal lines of business that might be deemed to be in competition with the Company are not publicly-traded. Although there are some publicly traded companies that have lines of business comparable to the Company, such lines of business are not generally the principal line of business for such companies and, therefore, a comparison of stock performance or a construction of a peer group index is not appropriate. Therefore, the Company has chosen the Standard & Poor's MidCap 400, an index of which it is part, as an index of issuers with similar market capitalization for comparative purposes.

                       Comparison of Five Year Cumulative Total Return
                      Franklin Resources, Inc., S&P 500 and S&P Midcap

               Sep   Oct    Nov   Dec   Jan   Feb   Mar   Apr    May   Jun   Jul    Aug
FY92
Franklin
Resources:     $100   $112  $130  $121  $136  $128  $133  $120   $132  $136  $149   $158
S&P 500:       $100   $100  $104  $105  $106  $107  $110  $107   $110  $110  $110   $114
S&P MidCap:    $100   $102  $108  $112  $113  $112  $115  $112   $118  $118  $118   $123

FY93
Franklin
Resources:     $171   $166  $154  $160  $173  $154  $142  $132   $129  $130  $129   $138
S&P 500:       $113   $115  $114  $116  $119  $116  $111  $113   $114  $112  $115   $120
S&P MidCap:    $124   $124  $122  $127  $130  $128  $123  $123   $122  $118  $122   $128

FY94
Franklin
Resources:     $131   $143  $133  $125  $119  $136  $137  $142   $154  $157  $176   $194
S&P 500:       $117   $120  $115  $117  $120  $125  $129  $132   $137  $141  $145   $146
S&P MidCap:    $126   $127  $122  $123  $124  $131  $133  $136   $139  $144  $152   $155

FY95
Franklin
Resources:     $204   $179  $187  $178  $190  $204  $202  $203   $210  $217  $199   $211
S&P 500:       $152   $151  $158  $161  $167  $168  $170  $172   $177  $177  $170   $173
S&P MidCap:    $159   $154  $161  $161  $163  $169  $171  $176   $178  $176  $164   $173

FY96
Franklin
Resources:     $236   $251  $255  $244  $291  $313  $273  $317   $347  $389  $455   $415
S&P 500:       $183   $188  $202  $198  $211  $212  $203  $216   $229  $239  $258   $243
S&P MidCap:    $181   $181  $191  $192  $199  $197  $189  $194   $211  $217  $238   $238

FY97
Franklin
Resources:     $500
S&P 500:       $257
S&P MidCap:    $251

                       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to the Templeton Acquisition, Templeton loaned Mr. Flanagan monies secured by a mortgage on Mr. Flanagan's then residence in Nassau, Bahamas. Such loan is still outstanding to a subsidiary of the Company and bears interest at the rate of 5.98%. The largest aggregate amount outstanding during the fiscal year was $483,283. As of December 1, 1997, $462,032 was outstanding under the loan.

     In June 1995, prior to the time that Mr. Kenneth A. Lewis became an executive officer of the Company, in connection with his relocation from Florida to California, the Company made two loans to Mr. Lewis, one of which is secured by a mortgage on his residence (the "Mortgage Loan"). The largest amount outstanding on the Mortgage Loan during the 1997 fiscal year, which loan bears interest at the rate of 5%, was $510,357. The largest amount outstanding on the second loan during the 1997 fiscal year, which loan is non-interest bearing, was $50,000. As of December 1, 1997, $500,825 was outstanding under the Mortgage Loan and $25,000 was outstanding under the second loan. The second loan was forgiven and is forgivable by the Company in equal installments over a three (3) year period on the first three anniversary dates of Mr. Lewis' transfer to California.

     In October 1997, prior to the time that Mr. Charles R. Sims became an executive officer of the Company, in connection with his relocation from Canada to California, the Company made two loans to Mr. Sims, one of which is secured by a mortgage on his residence and bears interest at the rate of 5% (the "Sims Mortgage"). Both loans were made after the end of the 1997 fiscal year of the Company. The original amount outstanding on the Sims Mortgage was $650,000 and the original amount outstanding on the second loan was $85,000. As of December 1, 1997, $649,610 was outstanding on the Sims Mortgage and $85,000 was outstanding on the second loan, which is non-interest bearing. The second loan is forgivable by the Company in equal installments over a three (3) year period on the first three anniversary dates of Mr. Sims' transfer to California.

     During the fiscal year, loans were also outstanding to certain executive officers of the Company from Franklin Bank, a subsidiary of the Company. Such loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, certain executive officers were holders of credit cards issued by Franklin Bank upon substantially the same terms as those prevailing at the time for comparable cards issued to other Franklin Bank customers.

     In a series of three transactions between the dates of February 10, 1997 and September 8, 1997 the Company purchased a total of 70,000 shares of the Company's Common Stock from the IRA account of Mr. Charles B. Johnson, an officer, director and principal stockholder of the Company, at an average weighted price of $70.3393, representing the closing prices of such Common Stock on the NYSE on the dates of such purchases. Such transactions were made in connection with the Company's previously announced stock repurchase program as approved by the Company's Board of Directors. The purchases from Mr. Johnson were ratified or approved in advance by the Company's Board of Directors with Mr. Johnson abstaining from voting on such ratification or approval.

     On October 1, 1997, the Company purchased 5,960 shares of the Company's Common Stock from Mr. Charles E. Johnson, an officer and director of the Company, at a price of $93.7365 per share, representing the closing price of such Common Stock on the NYSE on that date. On October 1, 1997, the Company purchased shares of the Company's Common Stock from the following officers of the Company, in the following amounts: Mr. Gregory E. Johnson, 3,508; Ms. Jennifer J. Bolt, 2,258; Mr. Leslie M. Kratter, 1,956; Ms. Deborah R. Gatzek, 2,946 and Ms. Donna S. Ikeda, 670, at a price of $93.7365 per share, representing the closing price of such Common Stock on the NYSE on that date. The purchases from all of the above-mentioned officers and directors were ratified by the Company's Board of Directors. Mr. Charles E. Johnson abstained from voting on the ratification of his sale to the Company.

     Mr. F. Warren Hellman, a director, is a principal in Hellman & Friedman and is affiliated with a group that purchased from the Company, in connection with the Templeton Acquisition, $150 million of certain debentures of a wholly-owned subsidiary of the Company with attached option rights to acquire Common Stock of the Company. On December 13, 1996, the Company repurchased approximately $75 million of such debentures and associated option rights for approximately $165.8 million. The holders of the remaining $75 million of debentures exercised their associated option rights to obtain shares of the Company's Common Stock, some of which are controlled by Hellman & Friedman Investors, Inc. ("HFII"). Mr. F. W. Hellman is a director and officer of HFII. The related obligation of the Company to vote in favor of Mr. F. W. Hellman as a director remains in effect as described above.


                     PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company has appointed Coopers & Lybrand L.L.P. ("C&L") as independent accountants to audit the books and accounts of the Company for its current fiscal year ending September 30, 1998. C&L has no direct or indirect financial interest in the Company. During the fiscal year ended September 30, 1997, the audit services provided by C&L consisted of the rendering of opinions on the financial statements of the Company and its subsidiaries. C&L also rendered opinions on the financial statements of open and closed-end investment companies managed and advised by subsidiaries of the Company. In addition, C&L provides tax consulting services for the Company and its management consulting group has provided advice and assistance on several information systems initiatives. The Board of Directors recommends ratification of their appointment. It is the intention of the persons named as proxy holders to vote for such ratification. The voting requirements for approval of this proposal are more particularly described under "Voting Securities" elsewhere herein. It is not expected that a representative of the accountants will be present at the Annual Meeting.


                     PROPOSAL 3: ADOPTION OF EMPLOYEE STOCK INVESTMENT PLAN


     On December 12, 1997, the Board of Directors of the Company adopted the 1998 Employee Stock Investment Plan (the "ESIP") in the form attached as Appendix A and approved the issuance from time-to-time of up to 2,000,000 shares of the Company's Common Stock for purchases pursuant to the ESIP. The Board of Directors recommends that the stockholders approve the adoption of the ESIP. The proposed Employee Stock Investment Plan will give participating employees a direct investment in the future success of the Company, align the interests of those employees with those of the stockholders, and will allow such employees to acquire an interest in the Company at a price lower than they would otherwise be able to obtain in the open market. The ability of the Company to make matching grants to participants in the plan allows the Company to award employees who exhibit the motivation and commitment to make a long-term investment in the Company.

     The description set forth below is a summary only and is qualified in its entirety by the terms of the attached ESIP which is incorporated herein by this reference. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required to authorize the ESIP. It is the intention of the persons named as proxy holders to vote for the adoption of the ESIP.

     The voting requirements for approval of this proposal are more particularly described in the section of this Proxy Statement entitled "Voting Securities". Capitalized terms not otherwise defined herein are used as set forth in the ESIP. In the event that stockholder approval is not received, the ESIP will be terminated.

     Purpose. The ESIP is intended to provide a method for eligible employees of the Company and Designated Parents or Subsidiaries ("Participants") to acquire a proprietary interest in the Company through the purchase of shares of its Common Stock by payroll deductions.

     Shares Authorized. The ESIP authorizes the issuance in each of the two (2) annual Accrual Periods (described below) of up to two thousand (2,000) shares of Common Stock per Participant (subject to adjustment for capital changes) pursuant to the exercise of non-transferable options granted to Participants.

     Participation. Participants in the ESIP will, by a subscription agreement, authorize a whole percentage payroll deduction between one percent (1%) and ten percent (10%) of Compensation during consecutive twenty-four (24) month Purchase Periods. Purchases will be made at the end of six (6) month Accrual Periods, beginning on the later of February 1, 1998 or the Effective Date of the ESIP as designated by the Plan Administrator. The initial Purchase Period will commence on the Effective Date and end on July 31, 2000. The Plan Administrator has the authority to change the length of any Purchase Period and the length of Accrual Periods within any such Purchase Period subsequent to the initial Purchase Period.

     Purchase Discount. Participants will be granted a separate option for each Purchase Period on an Enrollment Date, which option will be automatically exercised in successive installments on the Exercise Dates ending within such Purchase Period. In no event, however, may the Participant purchase Common Stock in any one (1) calendar year having a Fair Market Value in excess of $25,000. If, on the first day of any Accrual Period in a Purchase Period, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Enrollment Date of the Purchase Period, the Purchase Period will be terminated automatically and the Participant will be enrolled automatically in a new Purchase Period which has its first Accrual Period commencing on that date. The Purchase Price under the ESIP will be equal to ninety percent (90%) of the Fair Market Value of the Common Stock on the Enrollment Date or the Exercise Date, whichever is lower. No interest will be paid on amounts deducted from an employee's pay and used to purchase Common Stock under the ESIP.

     Eligibility. Employees of the Company whose customary employment is at least twenty (20) hours per week with the Company or a Designated Parent or Subsidiary are eligible to participate in the ESIP. An employee may not be granted an option under the ESIP if (1) after the granting of the option, such employee would be deemed to own five percent (5%) or more of the combined voting power or value of all classes of stock of the Company or (2) such employee is subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the employee's participation in the ESIP. An Employee's rights under the ESIP may not be assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution. As of December 1, 1997, approximately 6,000 employees would have been eligible to participate in the ESIP.

     Withdrawal. Participants may withdraw from the ESIP, in whole but not in part, at any time by giving written notice fifteen (15) days prior to the Exercise Date, in which event the Company will refund the entire balance of the Participant's deductions during the Accrual Period. Withdrawal during an Accrual Period will not prevent the Participant from participating in a later Purchase Period.

     Amendment and Termination. The Board of Directors of the Company may at any time terminate or amend the Employee Stock Investment Plan. No such termination may affect options previously granted, nor may an amendment make any change in any option previously granted which adversely affects the rights of any Participant. In addition, to the extent necessary to comply with securities and tax laws, the Company will obtain stockholder approval of such termination or such amendments. A participant's rights under the ESIP terminate upon termination of such Participant's employment. Upon such termination, the Company will return all monies in such Participant's account which have not yet been used to purchase shares under the ESIP.

     Matching Grants. The Company has the right, in its sole discretion to provide matching grants to Participants of whole or partial shares in a uniform and non-discriminatory manner upon such terms and conditions as are determined from time to time by the Plan Administrator. While reserving its right to change such determination at any time prior to or after the Effective Date of the ESIP, the Plan Administrator has initially determined to provide a matching grant of one-half (1/2) share for each share held for a Participant who holds shares purchased under the ESIP for more than the Minimum Holding Period, (as described in Federal Income Tax Consequences below).

     Miscellaneous. The proceeds received by the Company from the sale of Common Stock pursuant to the ESIP will be used for general corporate purposes.

     Federal Income Tax Consequences. The following discussion summarizes certain tax considerations for Participants and certain tax effects to the Company, based upon the tax laws in effect as of December 1, 1997:

1. Amounts deducted from a Participant's pay under the ESIP are part of the employee's regular compensation and remain subject to federal, state and local income and social security withholding taxes. A Participant will not recognize any additional income at the time such Participant elects to participate in the ESIP, or purchases Common Stock under the ESIP.

2. If a Participant disposes of Common Stock purchased pursuant to the ESIP within two (2) years after an Enrollment Date or within one (1) year of the Exercise Date for such Common Stock (the "Minimum Holding Period"), the Participant will recognize, for federal tax purposes, ordinary compensation income at the time of disposition of the Common Stock in an amount equal to the excess (if any) of the Fair Market Value of the Common Stock on the day the Common Stock was purchased over the purchase price such Participant paid for such Common Stock. This amount may be subject to withholding taxes, including social security taxes. In addition, a Participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the stock and such Participant's basis in the Common Stock (that is, the purchase price plus the amount taxed as compensation income).

3. If a Participant disposes of Common Stock purchased pursuant to the ESIP at any time after the Minimum Holding Period, the Participant will recognize, for federal tax purposes, ordinary compensation income at the time of such disposition in an amount equal to the lesser of (a) the excess (or zero if there is no excess) of the Fair Market Value of the Common Stock at the time of such disposition over the amount paid for the stock, or (b) 10% of the Fair Market Value of the stock on the applicable Enrollment Date. In addition, the Participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the stock and such Participant's basis in the stock (that is, the purchase price plus the amount, if any, taxed as compensation income).

4. Although the amounts deducted from a Participant's pay under the ESIP generally are tax-deductible business expenses of the Company, the Company generally will not be allowed any additional deduction by reason of any Participant's purchase of Common Stock under the ESIP. However, if a Participant disposes of stock purchased pursuant to the ESIP within the Minimum Holding Period, the Company should be entitled to a deduction in an amount equal to the compensation income recognized by such Participant. If a Participant disposes of Common Stock purchased under the ESIP after the Minimum Holding Period, the Company will not receive any deduction for federal income tax purposes with respect to such Common Stock. When a Participant disposes of Common Stock after the Minimum Holding Period, the Company still may be required to withhold taxes upon, and to pay employment taxes with respect to compensation income recognized by the Participant in connection with the ESIP.

5. To the extent that the Company exercises its rights under the ESIP to make matching grants of Common Stock to Participants, the Fair Market Value of the Common Stock on the date of such grants will be taxable to Participants as ordinary compensation income and will be subject to withholding taxes. The Company generally will receive a tax deduction for federal income tax purposes in the amount of compensation income recognized by Participants with respect to such matching grants.


                              SHAREHOLDER PROPOSALS

     Any shareholder intending to present any proposal for consideration at the Company's next Annual Meeting must, in addition to meeting other applicable requirements, mail such proposal to the Company so that it is received at the Company's executive offices no later than August 21, 1998 and in such form as is required under the rules and regulations promulgated by the Securities and Exchange Commission.

                                  OTHER MATTERS

     So far as the management of the Company is aware, only the aforementioned matters will be acted upon at the Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the views of management.

     IF YOU CANNOT PERSONALLY ATTEND THE ANNUAL MEETING, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                            FRANKLIN RESOURCES, INC.

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned does hereby constitute and appoint Charles B. Johnson, Harmon E. Burns, Deborah R. Gatzek and Leslie M. Kratter or any of them, the attorneys and proxies of the undersigned with full power of substitution and appointment, collectively and as individuals, to vote all the undersigned's shares of Common Stock of Franklin Resources, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company, to be held at the offices of the Company, 777 Mariners Island Boulevard, San Mateo, California, U.S.A. at 9:30 a.m., Pacific Standard Time, on January 20, 1998 and at any and all adjournments or postponements thereof, upon the matters set forth on the reverse side.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES SPECIFIED IN THE PROXY STATEMENT AND FOR
ITEM 2 AND FOR ITEM 3. IF ANY OTHER MATTERS DO COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE, ACT AND CONSENT WITH RESPECT THERETO IN ACCORDANCE WITH THE VIEW OF MANAGEMENT.

            Continued and to be signed and dated on the reverse side.




1. ELECTION OF DIRECTORS: FOR all nominees listed below.__ WITHHOLD AUTHORITY to vote for all nominees listed below.__ *EXCEPTIONS___

Nominees: H.E. Burns, F.W. Hellman, C.B. Johnson, C.E. Johnson, R.H. Johnson, Jr., H. Kline, J. McCarthy, P. Sacerdote, L. Woodworth (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.) *Exceptions
-------------------------------------------------

2. Ratification of the selection of Coopers & Lybrand L.L.P. as independent accountants for the fiscal year ending September 30, 199___. FOR__ AGAINST__ ABSTAIN__

3. Adoption of an Employee Stock Investment Plan. FOR__ AGAINST__ ABSTAIN__

4. In their discretion, the proxy holders are authorized to vote upon such other business as properly may come before the Meeting, or any adjournments or postponements thereof.

Change of Address and or Comments Mark Here ___

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope. No Postage is Required.

Note: Please sign exactly as your name appears on the proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.


Dated:____________________, 199_


-----------------
Signature


-----------------
Signature

Votes must be indicated (X) in Black or Blue Ink. ___

                                   APPENDIX A
                            FRANKLIN RESOURCES, INC.
                       1998 EMPLOYEE STOCK INVESTMENT PLAN


    The  following   constitute  the  provisions  of  the  1998  Employee  Stock
Investment Plan of Franklin Resources, Inc.

  1.   Purpose.

         The purpose of the Plan is to provide employees of the Company (as hereinafter defined) and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an " Employee Stock Investment Plan" under Section 423 of the Code ( as hereinafter defined). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.


    2.   Definitions.

         As used herein, the following definitions shall apply:

           (a)"Accrual Period" means a period of approximately six (6) months, commencing on February 1 and August 1 of each year and terminating on the next following July 31 or January 31, respectively, except with respect to the first accrual period which may be shorter if so determined by the Plan Administrator.

           (b)"Board" means the Board of Directors of the Company.

           (c)"Code" means the Internal Revenue Code of 1986, as amended.

           (d)"Common Stock" means the common stock of the Company.

           (e)"Company" means Franklin Resources, Inc., a Delaware corporation.

           (f)"Compensation" means an Employee's base salary from the Company including paid time off and overtime or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or
              (ii) to a plan qualified under Section 125 of the Code. Compensation does not include bonuses, commissions, restricted stock awards, other annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, profit sharing or other employer matching contributions (other than employee deferral contributions described in the first sentence) made on the Employee's behalf by the Company or one (1) or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

         (g) "Corporate Transaction" means any of the following stockholder-approved transactions to which the Company is a party:

              (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

              (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with complete liquidation or dissolution of the Company; or

              (iii) any reverse merger in which the Company is the surviving entity, but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

         (h)  "Designated   Parents  or  Subsidiaries"   means  the  Parents  or
              Subsidiaries which have been designated by the Plan Administrator from time to time as eligible to participate in the Plan.

         (i) "Effective Date" means February 1, 1998 or such later date as is designated by the Plan Administrator for the commencement of the first Purchase and Accrual Period hereunder. However, should any Designated Parent or Subsidiary become a participating company in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

         (j) "Employee" means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on medical leave or other leave of absence approved by the individual's employer. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave for purposes of determining eligibility to participate in the Plan.

         (k)  "Enrollment Date" means the first day of each Purchase Period.

         (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (m)  "Exercise Date" means the last day of each Accrual Period.

         (n) "Fair Market Value" means, as of any date, the closing price of the Common Stock on the New York Stock Exchange Composite Tape on such date. In the event such date is not a day on which the New York Stock Exchange is open for trading or the Company's Common Stock was not traded on such date, then such closing price for the last market trading day immediately prior to such date shall be used.

         (o) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (p) "Participant" means an Employee of the Company or Designated Parent or Subsidiary who is actively participating in the Plan.

         (q) "Plan" means the Franklin Resources, Inc. 1998 Employee Stock Investment Plan.

         (r) "Plan Administrator" means either the Board or a Committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

         (s)  "Purchase Period" means a purchase period established  pursuant to
              Section 4 hereof.

         (t) "Purchase Price" shall mean an amount equal to Ninety Percent (90%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

         (u) "Reserves" means the sum of the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

         (v) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.


    3.   Eligibility.

         (a) Any individual who is an Employee for the ten (10) day period prior to and including a given Enrollment Date, shall be eligible to participate in the Plan for the Purchase Period commencing with such Enrollment Date.

         (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person which would be attributed to such Employee pursuant to
         Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits such person's rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted prior to any discounts provided for in such plan) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

         (c) Notwithstanding subsection (a), above, the following Employees shall not be eligible to participate in the Plan for any relevant Purchase Period: (i) Employees whose customary employment is less than 20 hours per week; and (ii) Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan.


    4.   Purchase Periods.

         (a) The Plan shall be implemented through overlapping or consecutive Purchase Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section 19 hereof. The maximum duration of a Purchase Period shall be twenty-seven (27) months. Initially, the Plan shall be implemented through overlapping Purchase Periods of twenty-four (24) months' duration commencing each February 1 and August 1 following the first Effective Date designated by the Plan Administrator (except that the initial Purchase Period shall commence on the Effective Date and shall end on January 31, 2000). The Plan Administrator shall have the authority to change the length of any Purchase Period and the length of Accrual Periods within any such Purchase Period subsequent to the initial Purchase Period by announcement at least thirty (30) days prior to the commencement of the Purchase Period and to determine whether subsequent Purchase Periods shall be consecutive or overlapping. (b) A Participant will be granted a separate option for each Purchase Period in which such individual participates. The option shall be granted on the Enrollment Date and will be automatically exercised in successive installments on the Exercise Dates ending within the Purchase Period.

         (c) An Employee may participate in only one Purchase Period at a time. Accordingly, except as provided in subsection 4(d) below, an Employee who wishes to join a new Purchase Period must withdraw from the current Purchase Period in which such Employee is participating and must also enroll in the new Purchase Period prior to the Enrollment Date for that Purchase Period.

         (d) If on the first day of any Accrual Period in a Purchase Period in which a Participant is participating, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Enrollment Date of the Purchase Period (after taking into account any adjustment during the Purchase Period pursuant to Section 18(a)), the Purchase Period shall be terminated automatically and the Participant shall be enrolled automatically in the new Purchase Period which has its first Accrual Period commencing on that date, provided the Participant is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

         (e) Except as otherwise specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Purchase Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Purchase Period.


    5.   Participation.

         (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit "A" to this Plan and filing it with the designated payroll office of the Company at least fifteen (15) days prior to the Enrollment Date for the Purchase Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Plan Administrator for all eligible Employees with respect to a given Purchase Period.

         (b) Payroll deductions for a Participant shall commence with the first payroll period following the Enrollment Date and shall end on the last complete payroll period during the Purchase Period, unless sooner terminated by the Participant as provided in Section 10.



  6.     Payroll Deductions.

         (a) At the time a Participant files a subscription agreement, such Participant shall elect to have payroll deductions made during the Purchase Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which such Participant receives during the Purchase Period.

         (b) All payroll deductions made for a Participant shall be credited to such Participant's account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

         (c) A Participant may discontinue participation in the Plan as provided in Section 10, or may decrease the rate of payroll deductions during the Purchase Period by completing and filing with the Company a new subscription agreement authorizing a decrease in the payroll deduction rate. The decrease in rate shall be effective with the first full payroll period commencing fifteen (15) days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A Participant may increase the rate of payroll deductions for a future Purchase Period by filing with the Company a new subscription agreement authorizing an increase in the payroll deduction rate within fifteen (15) days (unless the Company elects to process a given change in participation more quickly) before the commencement of the upcoming Purchase Period. A Participant's subscription agreement shall remain in effect for successive Purchase Periods unless terminated as provided in Section
         10. The Plan Administrator shall be authorized to limit the number of payroll deduction rate changes during any Purchase Period.

         (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a Participant's payroll deductions may be decreased to 0% at such time during any Accrual Period which is scheduled to end during the current calendar year (the "Current Accrual Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Accrual Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Accrual Period equal $22,500. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Accrual Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.


    7.   Grant of Option.

         (a) On the Enrollment Date, each Participant in such Purchase Period shall be granted an option to purchase on each Exercise Date of such Purchase Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Participant's payroll deductions accumulated prior to such Exercise Date by the applicable Purchase Price; provided (i) that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof, and (ii) the maximum number of shares of Common Stock a Participant will be permitted to purchase in any Accrual Period will be two thousand (2,000) shares, subject to adjustment as provided in Section 18 hereof. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Purchase Period.

         (b) The Company may, in its sole discretion, provide matching grants in a uniform and non-discriminatory manner (in whole or partial shares) of Common Stock to Participants who satisfy specified ongoing holding period requirements with respect to shares purchased hereunder upon such terms and conditions as are determined from time to time by the Plan Administrator.


    8.   Exercise of Option.

              Unless  a  Participant  withdraws  from the  Plan as  provided  in
         Section 10 below, such Participant's option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of shares (including fractional shares) subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in such Participant's account. The Plan Administrator shall be authorized to establish procedures for the handling of fractional shares, including the distribution of cash in lieu thereof. Notwithstanding the foregoing, any amount remaining in the Participant's account following the purchase of shares on the Exercise Date due to the application of
         Section 423 (b) (8) of the Code, shall be returned to the Participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by such Participant.


    9.   Delivery.

              Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares purchased upon exercise of such Participant's option.


    10.  Withdrawal; Termination of Employment.

         (a) A Participant may withdraw all, but not less than all of the payroll deductions credited to such Participant's account and not yet used to exercise such Participant's option under the Plan at any time by giving at least fifteen (15) days prior written notice to the Company in the form of Exhibit "B" to this Plan. All of the Participant's payroll deductions credited to such Participant's account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, such Participant's option for the Purchase Period will be automatically terminated, and no further payroll deductions will be made during the Purchase Period. If a Participant withdraws from a Purchase Period, payroll deductions will not resume at the beginning of the succeeding Purchase Period unless the Participant delivers a new subscription agreement to the Company.

         (b) Upon a Participant's ceasing to be an Employee for any reason or upon termination of a Participant's employment relationship (as described in Section 2(j)), the payroll deductions credited to such Participant's account during the Purchase Period, but not yet used to purchase shares will be returned to such Participant or, in the case of such Participant's death, to the person or persons entitled thereto under Section 14, and such Participant's option will be automatically terminated.


    11.  Interest.

              No interest shall accrue on the payroll deductions credited to a Participant's account under the Plan under any circumstances or at any time.


    12.  Stock.

         (a) The maximum number of shares of Common Stock which shall be made available for sale or as a matching grant under the Plan shall be two million (2,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided for in Section 18. If on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Plan Administrator shall make a pro rata allocation of the shares remaining available for purchase among the Participants in as uniform a manner as shall be practicable and as it shall determine to be equitable.

         (b) A Participant will have no interest or voting right in shares covered by such Participant's option until such shares are actually purchased on such Participant's behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase. (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and such Participant's spouse.

         (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and such Participant's spouse.


    13.  Administration.

              The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all persons.


    14.  Designation of Beneficiary.

         (a) Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

         (b) Such designation of beneficiary may be changed by the Participant (and such Participant's spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Plan Administrator), the Plan Administrator, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Plan Administrator, then to such other person as the Plan Administrator may designate.


    15.  Transferability.

              Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant, nor shall it be subject to attachment or other legal process of whatever nature. Any such attempt at assignment, attachment, transfer, pledge or other disposition shall be without effect, except that the Plan Administrator may treat such act as an election to withdraw funds from a Purchase Period in accordance with Section 10.


    16.  Use of Funds.

              All payroll deductions received along with any other funds held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or funds.


    17.  Reports.

              Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.


    18.  Changes in Capitalization; Corporate Transactions.

         (a) Subject to any required action by the stockholders of the Company, the Reserves, as well as the Purchase Price, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other similar event resulting in an increase or decrease in the number of issued shares of Common Stock. Such adjustment shall be made by the Plan Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided for herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Plan Administrator may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

         (b) In the event of a proposed Corporate Transaction, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Plan Administrator shortens the Purchase Period then in progress in lieu of assumption or substitution in the event of a Corporate Transaction, the Plan Administrator shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for such Participant's option has been changed to the New Exercise Date and that such Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date such Participant has withdrawn from the Purchase Period as provided in Section 10. For purposes of this Section, an option granted under the Plan shall be deemed to be assumed if, following the Corporate Transaction, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) received in the Corporate Transaction by holders of Common Stock for each share of Common Stock held on the effective date of the Corporate Transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the Corporate Transaction was not solely common stock of the successor corporation or its Parent, the Plan Administrator may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Corporate Transaction.


    19.  Amendment or Termination of the Plan

         (a) The Plan Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that a Purchase Period may be terminated by the Plan Administrator on any Exercise Date if the Plan Administrator determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with
         Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

         (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Plan Administrator shall be entitled to change the Purchase
         Periods,  limit the  frequency  and/or  number of changes in the amount withheld during Purchase Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable and which are consistent with the Plan.


    20.  Notices.

              All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt thereof.


    21.  Conditions Upon Issuance of Shares.

              Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. In addition, no options shall be exercised or shares issued hereunder before the Plan shall have been approved by stockholders of the Company as provided in Section 23.


    22.  Term of Plan.

              The Plan shall become effective upon January 1, 1998. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19. The first Effective Date under the Plan shall be determined as set forth in Section 2(i).


    23.  Stockholder Approval.

              Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. If such stockholder approval is obtained at a duly held stockholders' meeting, the Plan must be approved by a majority of the votes cast at such stockholders' meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan. If such stockholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of all outstanding voting stock of the Company. However, approval at a meeting or by written consent may be obtained by a lesser degree of stockholder approval if the Plan Administrator determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of stockholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.


    24.  No Employment Rights.

         The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer's right to terminate, or otherwise modify, an employee's employment at any time.


   25.  Effect of Plan.

         The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.


    26.  Applicable Law.

         The laws of the State of California (excluding that body of law pertaining to its conflicts of law) will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.


APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF THE COMPANY ON DECEMBER 12, 1997:

----------------
Harmon E. Burns
Secretary

                                    EXHIBIT A
                            FRANKLIN RESOURCES, INC.

                       1998 EMPLOYEE STOCK INVESTMENT PLAN

                             SUBSCRIPTION AGREEMENT


____ Original Application                         Enrollment Date: _____________
____ Change in Payroll Deduction Rate
____ Change of Beneficiary(ies)


I, _____________________________, hereby elect to participate in the Franklin Resources, Inc. 1998 Employee Stock Investment Plan (the "Plan") for the Purchase Period __________________, 19___ to __________________, 19___, and
hereby subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan. Capitalized terms not otherwise defined herein are used as defined in the Plan. I have received a copy of the complete Plan and understand that my participation in the Plan is in all respects subject to the terms of the Plan.


 I hereby authorize payroll deductions in the amount of ________% of my Compensation from each paycheck during the Purchase Period. I understand that this amount must not be less than one percent (1%) and not more than ten percent (10%) of my Compensation during the Offering Period and that no fractional percentages are permitted. I further understand that:

     (1) all payroll deductions made by me shall be credited to my account under the Plan;

     (2) I may not make any additional payments into such account;

     (3) all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan;

     (4) except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Exercise Date of each Accrual Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose;

     (5) no interest will be credited on funds held in my account at any time for any reason including, but not limited to, before or after the purchase of shares under the Plan or in connection with any refund caused by my withdrawal from the Plan;

     (6) I may discontinue my participation in the Plan at any time prior to an Exercise Date as provided in Section 10 of the Plan;

     (7) I can decrease the rate of my payroll deductions in whole percentage increments to not less than one percent (1%) on one (1) occasion only during any Accrual Period by completing and filing a new Subscription Agreement with such decrease taking effect as of the beginning of the payroll period following the date of filing of a new Subscription Agreement, filed at least fifteen (15) days prior to the beginning of such payroll period;

     (8) I may not increase the rate of my payroll deductions during any Purchase Period.

     (9) I may increase or decrease the rate of deductions for future Purchase Periods by filing a new Subscription Agreement, and that any such change will be effective as of the beginning of the next Purchase Period;

     (10)unless  I  discontinue  my  participation  in the Plan as  provided  in
         Section 10 of the Plan, my election will continue to be effective for each successive Purchase Period.


     Until I request the delivery of certificates, shares purchased for me under the Plan shall be owned by me beneficially and shall be held in street name of the nominee of the third party administrator selected by the Plan Administrator to administer the Plan records or in such other nominee name as shall be designated from time to time by the Plan Administrator. Upon delivery, shares should be issued in the name(s) of (name of employee or employee and spouse only): ______________________________________________________________________ .

    In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan

NAME:  (Please print)

__________________________________      __________________________________
(First) (Middle) (Last)                  (Address)

__________________________________
(Relationship)

     I understand that if I dispose (an "Early Disposition") of any shares received by me pursuant to the Plan within two (2) years after the Enrollment Date or within one (1) year after the Exercise Date for such shares (the "Minimum Holding Period"), I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the Fair Market Value of the shares on the Exercise Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their Fair Market Value on the Exercise Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss. I hereby agree to notify the Company in writing within thirty (30) days after the date of any such Early Disposition.

     If I dispose of shares purchased under the Plan at any time after expiration of such Minimum Holding Period, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the Fair Market Value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) ten percent (10%) of the Fair Market Value of shares on the Enrollment Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

     I will make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon any disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or Early Disposition of Common Stock by me.

I understand that the tax information contained herein is only a summary of some of the basic provisions of the Code and related regulations applicable to the Plan in effect as of the date of execution of this Subscription Agreement and is subject to change. I further understand that the Company is not giving tax advice and that I should consult a tax advisor of my choice concerning the tax implications of the purchase and sale of stock under the Plan.

I hereby agree to be bound by the terms of the Plan and acknowledge that the effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.


                                        SPOUSE'S SIGNATURE
SIGNATURE:  _______________________     (necessary if beneficiary is not spouse)


EMPLOYEE NAME: ____________________    _____________________________
                                       (Signature)

DATE:  ___________________________
                                        ____________________________
                                       (Print name)

                                    EXHIBIT B
                            FRANKLIN RESOURCES, INC.

                       1998 EMPLOYEE STOCK INVESTMENT PLAN
                              NOTICE OF WITHDRAWAL


The undersigned Participant in the Purchase Period of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan which began on _________________, 19___, hereby notifies the Company that such Participant hereby withdraws from the Purchase Period. Such Participant hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited such Participant's account with respect to such Purchase Period. The undersigned understands and agrees that the option for such Purchase Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Purchase Period and the undersigned shall be eligible to participate in succeeding Purchase Periods only by delivering to the Company a new Subscription Agreement.


Name and Address
of Participant:  ______________________________________________________________

                 ______________________________________________________________

                 ______________________________________________________________


Signature:       ______________________________________________________________


Date:            ______________________________________________________________